                                                                    EXHIBIT 4.3



                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the ____ day of __________, 1997, by and among SLI TRANSITORY, L.P., a Delaware limited partnership ("Transitory"), STAFF CAPITAL, L.P., a Delaware limited partnership ("Capital"), STAFF ACQUISITION, INC., a Delaware corporation (the "General Partner"), and STAFF LEASING, INC., a Florida corporation (the "Company").

         WHEREAS, Transitory and Capital are both duly organized and validly existing limited partnerships organized under the laws of the State of Delaware; and

         WHEREAS, the General Partner, as the sole general partner of Transitory and Capital, has determined that it is in the best interests of Transitory and Capital for Transitory to merge with and into Capital upon the terms and conditions provided in this Agreement; and

         WHEREAS, in accordance with Delaware law and the Partnership Agreements (as hereinafter defined), the necessary general partners and limited partners of Transitory and Capital have duly approved this Agreement and directed that it be executed by the General Partner, acting on behalf of Transitory and Capital as the sole general partner of Transitory and Capital; and

         WHEREAS, as contemplated by the Partnership Agreements (as hereinafter defined) and in furtherance of the purposes for which the Company was formed, it is intended (a) that the hereinafter defined Limited Partnership Interests (other than the hereinafter defined Common Limited Partnership Interests) in Capital will, concurrently with the Merger, be redeemed for, exchanged for, or converted to cash, Shares (as hereinafter defined), warrants for Shares of the Company, or some combination thereof and (b) that all Common Limited Partnership Interests in Capital will, immediately upon consummation of the Merger, be converted to Shares of the Company in accordance with the terms of this Agreement; and

         WHEREAS, it is intended that the Merger, together with the conversion of partnership interests as provided in Section 3.4 hereof, will qualify as a reorganization entitled to tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended, and that all terms and conditions set forth herein will be interpreted to effectuate such intent;

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and conditions contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         1.1 Terms. The following terms used in this Agreement shall have the meanings set forth below:

         (a) Capital Partnership Agreement. Amended and Restated Agreement of Limited Partnership of Staff Capital, L.P., dated as of April 26, 1996, by and among the General Partner and the other Persons set forth on Schedule A thereto, as amended by Amendment No. 1 to Partnership Agreement, effective as of February 28, 1997, by and among the General Partner and the Limited Partners, as defined therein, together with Capital's Certificate of Limited Partnership, as the same may have been amended through the date hereof.

         (b) Effective Date. The date upon which the Merger becomes effective under the Partnership Act and pursuant to the Certificate of Merger which is dated as of ______ __, 1997 and which will be filed by the General Partner with the Secretary of State of the State of Delaware in connection with the Merger.

         (c) Limited Partnership Interests, Common Limited Partnership Interests, Preferred Limited Partnership Interests, Class A Preferred Limited Partnership Interests, and Class B Preferred Limited Partnership Interests. As defined in the Capital Partnership Agreement.

         (d) Merger. The merger of Transitory with and into Capital as contemplated by this Agreement and each of the Operative Documents.

         (e) Operative Documents. This Agreement and each other agreement, instrument, or other document executed and delivered pursuant hereto or in connection herewith.

         (f) Partnership Act. The Delaware Revised Uniform Limited Partnership Act, Delaware Code Annotated, Title 6, Chapter 17, as amended.

         (g) Partnership Agreements. The Capital Partnership Agreement and the Transitory Partnership Agreement.

         (h) Person. An individual, corporation, joint venture, partnership, trust, limited liability company, unincorporated association, government, or any department or agency thereof, or other entity.

         (i) Shares. Shares of the common stock of the Company, $.01 par value.

           (j) Surviving Limited Partnership. Capital, as the surviving limited partnership in the Merger.

           (k) Transitory Partnership Agreement. Agreement of Limited Partnership of SLI Transitory, L.P., dated as of ______ ___, 1997, by and among the General Partner and the Company, together with Transitory's Certificate of Limited Partnership, as the same may have been amended through the date hereof.

           1.2 Singular/Plural; Gender. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.


                                   ARTICLE 2

                       TERMS AND CONDITIONS OF THE MERGER

           2.1 Performance of Agreement of Merger. Upon the terms and subject to the conditions hereof, Transitory shall be merged with and into Capital in accordance with applicable law. Capital shall survive the Merger, and the separate legal existence and organization of Transitory shall cease upon consummation of the Merger. The Merger shall be effective on the Effective Date. Prior to the Effective Date, the parties shall take all actions necessary in accordance with applicable law and their respective Partnership Agreements to cause the Merger to be consummated. Transitory and Capital hereby approve the agreement of merger set forth herein.

           2.2 Surviving Limited Partnership Documents. The Capital Partnership Agreement as in effect immediately prior to consummation of the Merger shall, upon the consummation of the Merger, be amended and restated in the form attached as Exhibit I attached hereto and by this reference incorporated herein, and thereafter shall be the Agreement and Certificate of Limited Partnership of the Surviving Limited Partnership.

           2.3 General Partner of the Surviving Limited Partnership. The sole general partner of the Surviving Limited Partnership upon consummation of the Merger shall be the General Partner.

           2.4 Rights of Surviving Limited Partnership. Upon consummation of the Merger: (a) the Surviving Limited Partnership shall possess all the rights, privileges, powers, and franchises of a public as well as a private nature, and shall be subject to all the restrictions, disabilities, and duties, in each case of each of Transitory and Capital, and all property (real, personal and mixed) and all debts, choses in action, and other interests due or belonging to Transitory and Capital, or either of them, shall be vested in the Surviving Limited Partnership; (b) all properties, rights, privileges, powers, and franchises, and all and every other interest, shall thereafter be the property of the Surviving Limited Partnership as they were of Transitory or Capital, and the title to any real estate vested by deed or otherwise in either Transitory or Capital shall not revert or in any way be impaired by reason of the Merger;
(c) all rights of creditors and all liens upon any property of either of Transitory or Capital shall be preserved unimpaired, and all debts, liabilities, and duties of each of Transitory and Capital shall thenceforth attach to the Surviving Limited Partnership, and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred by the Surviving Limited Partnership.

           2.5 Agreement of Merger. All documents required to effect the Merger under the Partnership Act shall be authorized, executed, and delivered by each of Transitory and Capital; and Transitory and Capital shall cause each of such documents to be filed in all appropriate places to the extent necessary or desirable to effect the Merger.


                                   ARTICLE 3

            MANNER AND BASIS OF CONVERTING INTERESTS OF THE PARTNERS

           3.1 Pre-Merger Partnership Interests of Transitory Partners. Prior to the consummation of the Merger, the following Persons have the following partnership interests in Transitory:

                                                                                     TRANSITORY
TRANSITORY PARTNER                                                               PARTNERSHIP INTEREST
------------------                                                               --------------------
Staff Acquisition, Inc. (General Partner)                                  1.0% general partnership interest
Staff Leasing, Inc. (Company)                                             99.0% limited partnership interest

           3.2 Post-Merger Partnership Interests of Transitory Partners. Upon consummation of the Merger, the partners of Transitory shall be deemed to have exchanged their partnership interests in Transitory for partnership interests in Capital, so that immediately after the consummation of the Merger the following Persons shall have the following partnership interests in the Surviving Limited Partnership:

                                                                          SURVIVING LIMITED PARTNERSHIP
SURVIVING LIMITED PARTNERSHIP PARTNER                                         PARTNERSHIP INTEREST
-------------------------------------                                     -----------------------------
Staff Acquisition, Inc. (General Partner)                                  1.0% general partnership interest
Staff Leasing, Inc. (Company)                                             99.0% limited partnership interest

           3.3 Pre-Merger Partnership Interests of Capital Partners. As of the date hereof, the partnership interests in Capital are owned by Persons in accordance with the Capital Partnership Agreement. Schedule A, attached hereto and by this reference incorporated herein, sets forth such partnership interests and the owners thereof after giving effect to the elections made by Persons owning Class A Preferred Limited Partnership Interests in Capital.

           3.4 Conversion of Partnership Interests. Upon the Merger, and without any further action on the part of each Limited Partner, the Limited Partnership Interests and warrants to purchase

Limited Partnership Interests beneficially owned by each of the Limited Partners whose names appear on Schedule A shall be converted into the right to receive Shares, cash or warrants to purchase Shares ("Warrants") in the form and content of Exhibit II attached hereto and by this reference incorporated herein, as the case may be, as more particularly shown on Schedule A. The general partnership interests in Capital held by the General Partner shall remain outstanding.

           3.5 Payment of Fixed Return Amount. Upon the Merger, the accrued and undistributed Fixed Return Amount as of the Effective Date shall be paid in the manner hereinafter provided to the holders of Preferred Limited Partnership Interests in accordance with their proportionate interests therein, as provided in the Capital Partnership Agreement. Such payments shall be made by check mailed by the Company to such holders within thirty (30) days following the Effective Date. No interest shall accrue on such Fixed Return Amount paid in accordance with the provisions hereof.

           3.6 Rights and Obligations of Partners of Surviving Limited Partnership. The rights and, subject to Section 17-211 of the Partnership Act, obligations of the partners of the Surviving Limited Partnership shall be as set forth in the Agreement and Certificate of Limited Partnership of the Surviving Limited Partnership.

           3.7 Demand Notes. The General Partner currently holds promissory notes from the holders of the Limited Partnership Interests, in the aggregate principal amount of $__________. Upon the merger, such promissory notes will be cancelled by the General Partner, and the Company, as the sole limited partner of the Surviving Limited Partnership, shall deliver to the General Partner a promissory note in the principal amount of $__________, payable to the General Partner on the same terms and conditions as the cancelled promissory notes.


                                   ARTICLE 4

                                 MISCELLANEOUS

           4.1 Registration Rights Agreement. The Registration Rights Agreement dated as of April 26, 1996 between Capital and the other persons set forth on the signature page thereof shall be amended as of the Effective Date as required in Section 2.01 thereof to provide for registration rights applicable to shares issued upon the Merger or issuable upon the exercise of Warrants. Certificates evidencing Shares and Warrants issuable upon the Merger or upon the exercise of Warrants shall bear appropriate legends as to the non-registration of such Shares and Warrants under the Securities Act of 1933, as amended.

           4.2 Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of law principles thereof.

           4.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

           4.4 Captions and Section Headings. Captions and section headings used herein are for convenience only and shall not have any effect in the interpretation or enforcement hereof.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                            SLI TRANSITORY, L.P.

                            BY:      STAFF ACQUISITION, INC.,
                                     GENERAL PARTNER

                                     BY:
                                        ---------------------------------------
                                              NAME:    CHARLES S. CRAIG
                                              TITLE:   CHAIRMAN OF THE BOARD OF
                                                       DIRECTORS


                            STAFF CAPITAL, L.P.

                            BY:      STAFF ACQUISITION, INC.,
                                     GENERAL PARTNER

                                     BY:
                                        ---------------------------------------
                                              NAME:    CHARLES S. CRAIG
                                              TITLE:   CHAIRMAN OF THE BOARD OF
                                                       DIRECTORS


                            STAFF ACQUISITION, INC.

                            BY:
                               ------------------------------------------------
                                     NAME:    CHARLES S. CRAIG
                                     TITLE:   CHAIRMAN OF THE BOARD OF DIRECTORS


                            STAFF LEASING, INC.

                            BY:
                               ------------------------------------------------
                                     NAME:    RICHARD A. GOLDMAN
                                     TITLE:   PRESIDENT

                                   SCHEDULE A

                 SCHEDULE OF OWNERSHIP OF PARTNERSHIP INTERESTS
                    IN CAPITAL AS OF                  , 1997
                                     ----------------

I.       General Partnership Interest Staff Acquisition, Inc.           1.0000%

II.      Limited Partnership Interests:

         A.       Common limited partnership interests:

                  Name of Holder                      Participation Percentage


         B. Class A limited partnership interests with respect to which an election pursuant to Section 3A.6 of the Capital Partnership Agreement has been made ("Section 3A.6 Limited Partnership Interests"):

                  Name of Holder                      Participation Percentage


         C. Class A limited partnership interests with respect to which an election under Section 3A.8 of the Capital Partnership Agreement has been made ("Section 3A.8 Limited Partnership Interests"):

                  Name of Holder                      Participation Percentage


         D.       Class B limited partnership interests:

                  Name of Holder                      Participation Percentage

                       SCHEDULE OF CONSIDERATION RECEIVED
                               PURSUANT TO MERGER


1.       Common Limited Partnership Interests:

                  Name of Holder                       Number of Shares



2.       Section 3A.6 Limited Partnership Interests:

                                                     Warrant to Purchase
         Name of Holder          Amount of Cash      Number of Shares Indicated



3.       Section 3A.8 Limited Partnership Interests:

         Name of Holder          Amount of Cash       Number of Shares



4.       Class B Limited Partnership Interests:

         Name of Holder          Amount of Cash

                                   EXHIBIT II

                                FORM OF WARRANT
                            (EXPIRES MARCH 31, 2001)




                               See Exhibit 4.4

                          To Registration Statement

                                  EXHIBIT "I"
                              TO MERGER AGREEMENT



                     SECOND AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                              STAFF CAPITAL, L.P.





                                 by and between




                              STAFF LEASING, INC.




                                      and



                            STAFF ACQUISITION, INC.

                               TABLE OF CONTENTS

                                                                                                                Page
ARTICLE I           DEFINITIONS.................................................................................  2

         1.1        Act.........................................................................................  2
         1.2        Affiliate...................................................................................  2
         1.3        Agreement...................................................................................  2
         1.4        Bankruptcy Action...........................................................................  2
         1.5        Certificate.................................................................................  3
         1.6        Event of Withdrawal.........................................................................  3
         1.7        Fiscal Year.................................................................................  3
         1.8        Interim Period..............................................................................  3
         1.9        Liquidating Partner.........................................................................  3
         1.10       Operating Partnerships......................................................................  3
         1.11       Original Partnership Agreement..............................................................  3
         1.12       Partner, Limited Partner, and General Partner...............................................  3
         1.13       Percentage Interests........................................................................  3
         1.14       Person......................................................................................  3
         1.15       Third Party.................................................................................  3

ARTICLE II          ............................................................................................  4

         2.1        Formation...................................................................................  4
         2.2        Name........................................................................................  4
         2.3        Character of Business.......................................................................  4
         2.4        Principal Office; Registered Office.........................................................  5
         2.5        Fiscal Year; Fiscal Period..................................................................  5
         2.6        Filing......................................................................................  5
         2.7        Title to Property...........................................................................  5
         2.8        Payments of Individual Obligations..........................................................  5

ARTICLE III         PURPOSE AND POWERS..........................................................................  6

         3.1        Purpose.....................................................................................  6
         3.2        Powers......................................................................................  6

ARTICLE IV          CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS...............................................  6

         4.1        Capital Accounts............................................................................  6
         4.2        Repayment of Partners' Capital..............................................................  6
         4.3        Allocations.................................................................................  6
         4.4        Distributions...............................................................................  6
         4.5        Distribution Upon Dissolution and Liquidation...............................................  7
         4.6        Accounting Method...........................................................................  7

ARTICLE V           COSTS AND EXPENSES..........................................................................  7

         5.1        Organizational and Other Costs..............................................................  7
         5.2        Operating Costs.............................................................................  7

ARTICLE VI          MANAGEMENT..................................................................................  8

         6.1        Rights and Duties of the Limited Partners...................................................  8
         6.2        Powers of the General Partner...............................................................  8
         6.3        Exculpation................................................................................. 10
         6.4        Other Activities............................................................................ 11
         6.5        Reliance by Third Parties................................................................... 11

ARTICLE VII         COMPENSATION................................................................................ 12

ARTICLE VIII        ACCOUNTS.................................................................................... 12

         8.1        Books and Records........................................................................... 12
         8.2        Reports, Returns and Audits................................................................. 12

ARTICLE IX          TRANSFERS................................................................................... 14

         9.1        Transfer of General Partner's Interest...................................................... 14
         9.2        Transfer of Limited Partner's Interest...................................................... 14

ARTICLE X           DISSOLUTION................................................................................. 15

         10.1       Events of Dissolution....................................................................... 15
         10.2       Appointment of Liquidating Partner.......................................................... 15
         10.3       Distributions and Other Matters............................................................. 16
         10.4       Distributions of Property................................................................... 16
         10.5       Actions of the Liquidating Partner; Statements of Accounts.................................. 17

ARTICLE XI          MISCELLANEOUS............................................................................... 17

         11.1       Headings.................................................................................... 17
         11.2       Waivers and Amendments...................................................................... 17
         11.3       Severability................................................................................ 17
         11.4       Governing Law............................................................................... 17
         11.5       Successors; Assignability................................................................... 18
         11.6       Entire Agreement............................................................................ 18
         11.7       Waiver of Action for Partition.............................................................. 18
         11.8       Grammar..................................................................................... 18
         11.9       Counterparts................................................................................ 18
         11.10      Notices..................................................................................... 18

ARTICLE I           DEFINITIONS.................................................................................  2

         1.1        Act.........................................................................................  2
         1.2        Affiliate...................................................................................  2
         1.3        Bankruptcy Action...........................................................................  2
         1.4        Certificate.................................................................................  3
         1.5        Event of Withdrawal.........................................................................  3
         1.6        Fiscal Year.................................................................................  3
         1.7        Interim Period..............................................................................  3
         1.8        Liquidating Partner.........................................................................  3
         1.9        Operating Partnerships......................................................................  3
         1.10       Partner, Limited Partner, and General Partner...............................................  3
         1.11       Percentage Interests........................................................................  3
         1.12       Person......................................................................................  3
         1.13       Third Party.................................................................................  3

ARTICLE II......................................................................................................  3

         2.1        Formation...................................................................................  3
         2.2        Name........................................................................................  4
         2.3        Character of Business.......................................................................  4
         2.4        Principal Office; Registered Office.........................................................  4
         2.5        Fiscal Year; Fiscal Period..................................................................  5
         2.6        Filing......................................................................................  5
         2.7        Title to Property...........................................................................  5
         2.8        Payments of Individual Obligations..........................................................  5

ARTICLE III         PURPOSE AND POWERS..........................................................................  5

         3.1        Purpose.....................................................................................  5
         3.2        Powers......................................................................................  5

ARTICLE IV          CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS...............................................  6

         4.1        Capital Accounts............................................................................  6
         4.2        Repayment of Partners' Capital..............................................................  6
         4.3        Allocations.................................................................................  6
         4.4        Distributions...............................................................................  6
         4.5        Distribution Upon Dissolution and Liquidation...............................................  6
         4.6        Accounting Method...........................................................................  7

ARTICLE V           COSTS AND EXPENSES..........................................................................  7

         5.1        Organizational and Other Costs..............................................................  7
         5.2        Operating Costs.............................................................................  7

ARTICLE VI          MANAGEMENT..................................................................................  7

         6.1        Rights and Duties of the Limited Partners...................................................  7
         6.2        Powers of the General Partner...............................................................  8
         6.3        Exculpation................................................................................. 10
         6.4        Other Activities............................................................................ 10
         6.5        Reliance by Third Parties................................................................... 10

ARTICLE VII         COMPENSATION................................................................................ 11

ARTICLE VIII        ACCOUNTS.................................................................................... 11

         8.1        Books and Records........................................................................... 11
         8.2        Reports, Returns and Audits................................................................. 11

ARTICLE IX          TRANSFERS................................................................................... 13

         9.1        Transfer of General Partner's Interest...................................................... 13
         9.2        Transfer of Limited Partner's Interest...................................................... 14

ARTICLE X           DISSOLUTION................................................................................. 14

         10.1       Events of Dissolution....................................................................... 14
         10.2       Appointment of Liquidating Partner.......................................................... 14
         10.3       Distributions and Other Matters............................................................. 15
         10.4       Distributions of Property................................................................... 16
         10.5       Actions of the Liquidating Partner; Statements of Accounts.................................. 16

ARTICLE XI          MISCELLANEOUS............................................................................... 16

         11.1       Headings.................................................................................... 16
         11.2       Waivers and Amendments...................................................................... 16
         11.3       Severability................................................................................ 16
         11.4       Governing Law............................................................................... 17
         11.5       Successors; Assignability................................................................... 17
         11.6       Entire Agreement............................................................................ 17
         11.7       Waiver of Action for Partition.............................................................. 17
         11.8       Grammar..................................................................................... 17
         11.9       Counterparts................................................................................ 17
         11.10      Notices..................................................................................... 17


EXHIBIT A:      Capital Accounts

EXHIBIT B:      Operating Partnerships

                     SECOND AMENDED AND RESTATED AGREEMENT
                           OF LIMITED PARTNERSHIP OF
                              STAFF CAPITAL, L.P.


         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") OF STAFF CAPITAL, L.P. (the "Partnership") is made as of the ____ day of _______, 1997, by and between STAFF LEASING, INC., a Florida corporation (the "Limited Partner"), and STAFF ACQUISITION, INC., a Delaware corporation (the "General Partner"). The Limited Partner and the General Partner may be referred to collectively herein as the Partners.


                                    RECITALS

         WHEREAS, the Partnership has been duly organized as a limited partnership under the laws of the State of Delaware pursuant to the Agreement of Limited Partnership, dated as of November 1, 1993, as amended by the First Amendment, dated as of April 15, 1996, as amended and restated by the Amended and Restated Agreement of Limited Partnership of Staff Capital, L.P., dated as of April 26, 1996, as amended by Amendment No. 1 to Partnership Agreement, dated as of February 28, 1997 (collectively, the "Original Partnership Agreement"); and

         WHEREAS, the Certificate of Limited Partnership of the Partnership was filed on September 13, 1993 with the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act, as amended; and

         WHEREAS, upon consummation of the merger of SLI Transitory, L.P., a Delaware limited partnership, with and into the Partnership and the consummation of certain concurrent transactions, the Partners became the sole general and limited partners of the Partnership; and

         WHEREAS, the Partners desire to amend and restate the Original Partnership Agreement to give effect to, among other things, such merger and other concurrent transactions; and

         WHEREAS, the Partners wish to set forth their understandings and agreements with respect to the organization and operation of the Partnership and certain other matters.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and of other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree and certify as follows, and the Original Partnership Agreement is hereby amended and restated in its entirety as hereinafter provided:


                                   ARTICLE I

                                  DEFINITIONS

         The following terms as used in this Agreement shall have the respective meanings specified below:

         1.1      Act: As defined in Section 2.1(a).

         1.2 Affiliate: As to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise).

         1.3      Agreement: As defined in the preamble of this Agreement.

         1.4      Bankruptcy Action: Any of the following:

                  (i) Taking any action that might cause such Person to become insolvent;

                  (ii) Commencing any case, proceeding or other action on behalf of such Person under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  (iii) Instituting proceedings to have such Person adjudicated as bankrupt or insolvent;

                  (iv) Consenting to the institution of bankruptcy or insolvency proceedings against such Person;

                  (v) Filing a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of such Person of its debts under any federal or state law relating to bankruptcy;

                  (vi) Seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or similar official for such Person or a substantial portion of its properties;

                  (vii) Making any assignment for the benefit of such Person's creditors; or

                  (viii) Taking any action in furtherance of any of the foregoing.

         1.5      Certificate: As defined in Section 2.1(a).

         1.6      Event of Withdrawal: As defined in Section 10.1(b).

         1.7      Fiscal Year: As defined in Section 2.5.

         1.8      Interim Period: As defined in Section 2.5.

         1.9      Liquidating Partner: As defined in Section 10.2(a).

         1.10 Operating Partnerships: Those partnerships listed in Exhibit B, attached hereto and by this reference incorporated herein, together with any other partnership(s) organized to engage in the employee leasing business and operations related thereto if the Partnership hereafter acquires a limited partnership interest therein.

         1.11 Original Partnership Agreement: As defined in the first recital of this Agreement.

         1.12 Partner, Limited Partner, and General Partner: As defined in the preamble of this Agreement.

         1.13     Percentage Interests: As defined in Section 2.1(b).

         1.14 Person: An individual, corporation, partnership, trust, association, limited liability company or other entity.

         1.15     Third Party: As defined in Section 6.5.

                                   ARTICLE II

         2.1      Formation.

                  (a) The Partners hereby authorize, adopt, ratify and approve in all respects the preparation, execution and filing by the General Partner of the Certificate of Limited Partnership of the Partnership (the "Certificate"), and all other actions of the General Partner with respect to the formation of the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Act") and its qualification as a foreign limited partnership as deemed necessary by the General Partner, and further authorize the General Partner to prepare, execute and file in the name and on behalf of the Partnership such amendments to the Certificate of Limited Partnership of the Partnership, such additional applications for qualification as a foreign limited partnership, and such amendments to applications heretofore or hereafter filed, all as the General Partner may deem necessary or advisable, including, without limitation, such applications, amendments and other instruments as may be necessary or appropriate to give effect to the amendment and restatement of the Original Partnership Agreement pursuant to this Agreement.

                  (b) The Partners of the Partnership have the following percentage interests in the Partnership (the "Percentage Interests"):


                                                       Percentage Interest
                                     Partner              in Partnership
                                     -------              --------------
                             Staff Acquisition, Inc.             1%
                             (general partnership
                             interest)

                             Staff Leasing, Inc.                99%
                             (limited partnership of
                             interest)

                                      Total                    100%



           2.2 Name. The name of the Partnership shall be Staff Capital, L.P., or such other name or names as designated by the General Partner from time to time.

           2.3 Character of Business. The business of the Partnership shall be:

                  (a) to purchase and hold (i) the sole limited partnership interest in each of the Operating Partnerships and (ii) any equity interest in each other partnership organized to engage in the employee leasing business and operations related thereto; and

                  (b) to exercise all rights, powers and privileges incident thereto and to conduct any other business or activity which may lawfully be conducted by a limited partnership under the Act.

         2.4      Principal Office; Registered Office.

                  (a) The location of the principal office of the Partnership shall be 600 301 Boulevard West, Bradenton, Florida 34205, or such other place as the General Partner deems advisable from time to time.

                  (b) The initial address of the Partnership's registered office in Delaware shall be 1209 Orange Street, Wilmington, New Castle County, Delaware 19081, and its registered agent for service of process in Delaware shall be CT Corporation System located at such address.

         2.5 Fiscal Year; Fiscal Period. The fiscal year of the Partnership (the "Fiscal Year") for Partnership accounting and tax purposes shall be the calendar year. A fiscal period of the Partnership (a "Fiscal Period") shall mean each period that starts on the first day of a Fiscal Year or on an Interim Date (as hereinafter defined) and ends on the last day of a Fiscal Year or on the day before an Interim Date, without any intervening Interim Dates. An "Interim Date" shall mean any day of any Fiscal Year after the beginning of such Fiscal Year if a contribution to capital is made as of such date or the day following any date other than the last day of a Fiscal Year on or as of which a withdrawal or distribution of capital is made.

         2.6 Filing. The Partners shall execute such further documents (including amendments to the Certificate) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a partnership in all states and countries where the Partnership may conduct its business. Upon the dissolution of the Partnership, the General Partner shall promptly execute and cause to be filed certificates of dissolution in accordance with the Act and the laws of any other states or jurisdictions in which the Partnership has filed certificates.

         2.7 Title to Property. All real and personal property owned by the Partnership shall be owned by the Partnership as an entity, and no Partner shall have any ownership interest in such property in its individual name or right. Each Partner's interest in the Partnership shall be personal property for all purposes.

         2.8 Payments of Individual Obligations. The Partnership's credit and assets shall be used solely for the benefit of the Partnership, and no asset of the Partnership shall be transferred or encumbered for or in payment of any individual obligation of any Partner unless all Partners consent thereto.

                                  ARTICLE III

                               PURPOSE AND POWERS

         3.1 Purpose. The Partnership was formed for the purpose of engaging in any lawful act or activity for which partnerships may be organized under the Act. In relation to the foregoing, the Partnership may make any expenditures or investments, take any and all action, and engage in any and all activity incidental or reasonably related to any purpose of the Partnership.

         3.2 Powers. Subject to all the terms and provisions hereof, the Partnership shall have the power to make and perform all contracts and engage in all activities and transactions necessary or advisable to carry out the purposes of the Partnership including all powers available to it as a partnership under the Act and the laws of the State of Delaware.


                                   ARTICLE IV

                 CAPITALIZATION, ALLOCATIONS AND DISTRIBUTIONS

         4.1 Capital Accounts. Each Partner's capital account as of the date of this Agreement shall be as set forth opposite such Partner's name on Exhibit A, attached hereto and by this reference incorporated herein. From time to time as necessary, the General Partner shall make capital contributions to the Partnership in cash, check or other property, in an amount necessary to maintain the General Partner's capital account balance, as determined under Treasury Regulation Section 1.704-1(b)(2)(iv), at a level that equals one percent (1%) of the aggregate amount of the capital accounts, as determined under Treasury Regulation Section 1.704-1(b)(2)(iv), of all the Partners. The Partnership shall maintain capital accounts for each Partner in accordance with such Treasury Regulation Section. The Partners shall otherwise make capital contributions in such other amounts as may be agreed to by the Partners.

         4.2 Repayment of Partners' Capital. No specific time has been agreed upon for the repayment of the Partners' capital accounts with the Partnership, and no Partner or any successor-in-interest shall have any right to withdraw or reduce such Partner's capital account. The Partners shall receive no interest on account of their respective capital account balances. The Partners shall have no personal liability for the repayment of any other Partner's capital account or any returns thereon.

         4.3 Allocations. Except as otherwise required by Internal Revenue Code
Section 704(b) and the Treasury Regulations promulgated thereunder, all items of income, gain, loss or deduction shall be allocated among the Partners in proportion to their respective Percentage Interests.

         4.4 Distributions. Except as contemplated under Section 4.5, the Partners hereby agree that the Partnership shall make distributions during the term of this Agreement only as follows:

                  (a) The Partnership shall make all such distributions as the Limited Partner shall authorize and approve in writing.

                  (b) The Partnership shall distribute, on a quarterly basis which is timely and appropriate for each Partner, an amount intended to enable the Partners (or any Person whose tax liability is determined by reference to the income of the Partners) to discharge their United States federal and approximate state income tax liabilities arising from the recognition of taxable income and gain of the Partnership by such Partners, taking into account the need to pay estimated taxes. Each distribution in respect of taxes made hereunder shall be allocated in a manner that takes into account the type and amounts of taxable income and gain allocated to the Partners for the period with respect to which such distribution is being made.

           4.5 Distribution Upon Dissolution and Liquidation. Upon the dissolution and liquidation of the Partnership, all proceeds from liquidation and other property of the Partnership shall be distributed in accordance with
Article X.

           4.6 Accounting Method. The books and records of account of the Partnership shall be maintained in accordance with the accrual method of accounting.


                                   ARTICLE V

                               COSTS AND EXPENSES

           5.1 Organizational and Other Costs. The Partnership shall pay or cause to be paid all costs and expenses incurred in connection with the formation and organization of the Partnership and with this Agreement and the transactions contemplated hereby. Such costs and expenses shall in each case include, without limitation, any and all related legal, accounting, consulting, filing and registration costs. The Partnership shall reimburse the General Partner for any out-of-pocket costs and expenses described in this Section 5.1 and incurred by the General Partner.

           5.2 Operating Costs. The Partnership shall (a) pay or cause to be paid all costs and expenses of the Partnership incurred in pursuing and conducting, or otherwise related to, the business of the Partnership, and (b) reimburse the General Partner for any out-of-pocket costs and expenses incurred by it in connection therewith.

                                   ARTICLE VI

                                   MANAGEMENT

         6.1      Rights and Duties of the Limited Partners.

                  (a) Except as permitted by the Act and provided in this Agreement, the Limited Partner shall take no part whatever in the control, management, direction or operation of the affairs of the Partnership and shall have no power to act for or bind the Partnership.

                  (b) Pursuant to and except as provided by the Act (and provided that the Limited Partner does not, in addition to the exercise of its rights and powers as a Limited Partner, take part in the control of the business of the Partnership), the Limited Partner shall not be liable for losses or debts of the Partnership beyond the aggregate amount of the Limited Partner's Capital Account.

         6.2      Powers of the General Partner.

                  (a) The General Partner shall have full and complete charge of all affairs of the Partnership, and the management and control of the Partnership's business shall rest exclusively with the General Partner, subject to the terms and conditions of this Agreement. Except as otherwise provided in this Agreement, the General Partner shall possess all of the rights and powers under Delaware law of a partner in a partnership without limited partners. The General Partner shall be required to devote to the conduct of the business of the Partnership only such time and attention as it determines, in its sole and absolute discretion, to be necessary to accomplish the purposes, and to conduct properly the business, of the Partnership.

                  (b) Subject to the limitations set forth in this Agreement, the General Partner shall perform or cause to be performed all management and operational functions relating to the business of the Partnership. The General Partner's board of directors shall oversee the management of the Partnership and shall have the power to appoint officers to manage and direct the day-to-day operations of the Partnership. By executing this Agreement, each Limited Partner shall be deemed to have consented to any exercise by the General Partner of such powers.

                  (c) Notwithstanding anything in this Agreement to the contrary, the General Partner shall not take or cause to be taken the following actions without the prior written consent of the Limited Partner:

                           (i) The dissolution, winding up, merger or consolidation of the Partnership or the sale of all or a material portion of the assets of the Partnership or of the Operating Partnerships (taken as a whole);

                           (ii) A material change in the general nature of the business of the Partnership or a material change in the general nature of the businesses of the Operating Partnerships (taken as a whole);

                           (iii)    Admission of additional Limited Partners;

                           (iv) Admission of additional limited partners to any of the Operating Partnerships;

                           (v) Entering into any transaction with any Affiliate of the General Partner;

                           (vi)     Establishing any limitations on the
                                    distribution of cash flow;

                           (vii)    Amending the Certificate or this Agreement;

                           (viii) Guarantying, directly or indirectly, any Person's obligation, including but not limited to, entering into agreements to purchase an obligation of any Person;

                           (ix) Effecting any other transaction not in the ordinary course of business that results in the Partnership's receipt (other than as capital contributions) or payment of cash or other consideration;

                           (x) Confession of any judgment against the Partnership or compromise of any claim against the Partnership;

                           (xi) Causing the Partnership to dissolve or terminate prior to December 31, 2023;

                           (xii) Performance of any act in contravention of this Agreement or any act that makes it impossible to carry on the business of the Partnership;

                           (xiii) Action to initiate, defend, adjust, settle, compromise, or pay any material claim, obligation, debt, demand, suit, litigation, or judgment by or against the Partnership;

                           (xiv)    Any Bankruptcy Action;

                           (xv) Borrowing funds or incurring expenditures (whether on a secured or unsecured basis); and

                  (d) The General Partner, to the extent the General Partner determines that it is required or otherwise in the best interests of the Partnership, may acquire, hold and transfer, or cause to be acquired, held and transferred, any property of the Partnership in the name of the Partnership or a nominee, agent or trustee for the Partnership (including the General Partner acting as such) and enter into, or cause to be entered into, agreements or transactions for and on behalf of the Partnership, in the name of the General Partner or such nominee, agent or trustee; provided, however, that the General Partner or such nominee, agent or trustee, in so acting, shall act solely as agent for, and on behalf of, the Partnership and shall use its best efforts to conduct the business of the Partnership so as to ensure that each party to any such material agreement or transaction will be given actual notice that the entire beneficial interest in such agreement or transaction (including without limitation any assets covered thereby) is in the name of the Partnership, rather than in the name of the General Partner or any such other person; and provided, further, however, that the Partnership's limited partnership interest in the Operating Partnership shall not be held in any name other than that of the Partnership. All title to property beneficially owned by the Partnership and held by the General Partner or such nominee, agent or trustee shall be held in the name of the latter solely as nominee, agent or trustee for, and on behalf of, the Partnership. The General Partner shall have no power or authority to hold or own, or to cause to be held or owned, any title or interest in any such property on behalf of itself or any such nominee, agent or trustee.

         6.3 Exculpation. Neither the General Partner nor its Affiliates, nor any of their respective officers, directors, shareholders, partners, employees or agents, shall be liable, in damages or otherwise, to the Partnership or any of the Partners for any act or omission performed or omitted by the General Partner pursuant to the authority granted by this Agreement, except if such act or omission primarily results from the General Partner's or such other Person's own fraud, bad faith, gross negligence, or willful misconduct. The Partnership shall indemnify, defend and hold harmless the General Partner, its Affiliates and their respective officers, directors, shareholders, partners, employees and agents, from and against any and all claims or liabilities of any nature whatsoever, including reasonable attorneys' fees, arising out of or in connection with any action taken or omitted by the General Partner, its Affiliates or their respective officers, directors, shareholders, partners, employees or agents pursuant to the authority granted by this Agreement, except where primarily attributable to the fraud, bad faith, gross negligence, or willful misconduct of the General Partner, its Affiliates or their respective officers, directors, shareholders, partners, employees or agents. The General Partner shall be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any act or omission of the Partnership pursuant to such advice shall in no event subject the General Partner to liability to the Partnership or any Partner.

         6.4 Other Activities. Any Partner may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom.

         6.5 Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, no third-party lender or purchaser, including any purchaser of property from the Partnership or any other Person dealing with the Partnership (a "Third Party"), shall be required to look to the application of proceeds hereunder or to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use, and any such lender or purchaser shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner and any assignee thereof hereby waives any and all defenses or other remedies that may be available against any Third Party dealing with the Partnership to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any Person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the General Partner or the General Partner's representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

                                  ARTICLE VII

                                  COMPENSATION

         The General Partner shall be entitled, in accordance with Article V, to reimbursement of all of its expenses attributable to the performance of its obligations hereunder. No amount so paid to the General Partner shall be deemed to be a distribution of Partnership assets for purposes of this Agreement or the Act. Except for reimbursement of its expenses and its right to distributions and share of profits and losses as provided in this Agreement, the General Partner shall not receive any compensation for its services as such.


                                  ARTICLE VIII

                                    ACCOUNTS

         8.1 Books and Records. The General Partner shall maintain appropriate books and records with respect to the Partnership's affairs at the Partnership's principal office or other offices. Upon reasonable notice to the General Partner, each Limited Partner shall have the rights of access to information regarding the Partnership as set forth in Section 17-305 of the Act or otherwise required by law.

         8.2      Reports, Returns and Audits.

                  (a) The books of account shall be closed promptly after the end of each Fiscal Year. Within ninety days thereafter, the General Partner shall deliver a written report to each Person who was a Partner at any time during such Fiscal Year, which shall include a statement of profits and losses and a statement of cash flows for the Fiscal Year, and a balance sheet as of the close of the Fiscal Year, none of which need be audited. The report shall also contain statements describing transactions by the Partnership with the General Partner or its Affiliates and such additional statements with respect to the status of the Partnership business and the distribution of Partnership funds as are considered necessary by the General Partner in its sole discretion to advise all Partners properly about their investments in the Partnership.

                    (b) Prior to March 1 of each calendar year, each Partner shall be provided with an information letter with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Fiscal Year together with any other information concerning the Partnership necessary for the preparation of a Partner's income tax return(s). With the sole exception of mathematical errors in computation, the information contained therein shall be deemed conclusive and binding upon such Partner unless written objection shall be lodged with the General Partner within ninety days after the giving of such reports to such Partner.

                  (c) The General Partner shall also furnish the Partners with (i) such periodic reports concerning the Partnership's business and activities as are considered necessary by the General Partner in its sole discretion, both as to content and frequency of reports, to advise all Partners properly regarding their respective investments in the Partnership, available to (ii) copies of all reports and information filed by the Partnership with the U.S. Securities and Exchange Commission, and (iii) such other information reasonably requested by the Limited Partner regarding the business and assets of the Partnership which is regularly prepared by the management of the Partnership. Such information will be held in confidence by the Limited Partner and will not be disclosed to any third party without the consent of the Partnership, unless required by law to be so disclosed.

                  (d) The General Partner shall prepare or cause to be prepared all federal, state and local tax returns of the Partnership for each year for which such returns are required to be filed under applicable law; it being understood that, to the extent permitted by law, for purposes of preparing such returns, the Partnership shall use the Fiscal Year. The Partnership shall prepare and furnish to the Partners all foreign tax returns on behalf of the Partners, if necessary where the obligation to file results from the ownership of Partnership interests. The General Partner may (but need not), in its sole and absolute discretion, make any elections under the Code, including the election under Section 754 of the Code, and the General Partner shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Partners resulting from its making or failing to make any such election; provided that in connection with the transfer of the Limited Partner's Partnership interest hereunder, if requested in writing by the transferring Limited Partner to make an election under Section 754 of the Code, the General Partner shall cause such election to be made; and provided, further, that the General Partner shall only be obligated to make such election if the Limited Partner requesting that such election be made agrees in writing to reimburse the Partnership for all of its out-of-pocket expenses, including accounting, legal and appraisal fees, incurred by the Partnership in connection with the making of such election.

                  (e) Each Partner agrees that, in respect of any period in which it has or had any interest in the Partnership, it shall not (i) treat on its income tax returns any item of income, gain, loss, deduction or credit relating to its interest in the Partnership in a manner inconsistent with the treatment of such item by the Partnership as reflected on the Form K-1 or other information statement furnished by the Partnership to such Partner for use in preparing its income tax returns or (ii) file any claim for refund relating to any such item based upon, or which would result in, such inconsistent treatment.

                  (f) The General Partner shall be the "tax matters partner" as that term is defined inss.6231(a)(7) of the Code. In that capacity, in the event of an income tax audit of any Partnership return, to the extent the Partnership is treated as an entity for purposes of the audit, including administrative settlement and judicial review, the General Partner shall be authorized to act for and represent the Partnership, and to enter into a settlement agreement within the meaning ofss.6224(c)(1) of the Code (or comparable provisions under state or local law) to which each Partner agrees to be bound. All elections permitted to be made by the Partnership under federal, state or other applicable laws shall be made by the General Partner in its sole discretion. All expenses incurred in connection with any such audit shall be expenses of the Partnership.


                                   ARTICLE IX

                                   TRANSFERS

         9.1        Transfer of General Partner's Interest. The General
Partner shall have the right at any time, subject to obtaining the prior written consent of the Limited Partner, to (a) withdraw from the Partnership or (b) transfer all or any portion of its general partnership interest and admit the transferee thereof as the General Partner. If the General Partner wishes to withdraw or to transfer any portion of its general partnership interest, it must give written notice of such intention to the Limited Partner, which shall have twenty (20) days to reply after such notice has been sent. Neither a merger of the General Partner with and into another person or of another person with and into the General Partner, a change in the holders of the capital stock of the General Partner, nor an assignment or transfer of a general partnership interest (including the admission of such transferee as the General Partner) upon any foreclosure or similar action pursuant to any pledge thereof or grant of any security interest or lien therein or thereon, shall constitute an assignment or transfer by the General Partner of its interest in the Partnership.

         9.2        Transfer of Limited Partner's Interest.



                               [ANY LIMITATIONS]

                                   ARTICLE X

                                  DISSOLUTION

         10.1 Events of Dissolution. The Partnership shall continue until December 31, 2023, unless sooner dissolved upon the earliest to occur of the following events, which shall cause an immediate dissolution of the
Partnership:

                  (a) at any time, with the prior written consent of the General Partner and the Limited Partner; or

                  (b) upon the occurrence of an event of withdrawal of the General Partner (other than a permitted withdrawal pursuant to Section 9.1 hereof) specified in Sections 17-402 of the Act (an "Event of Withdrawal"); provided, however, that upon the occurrence of an Event of Withdrawal, the Partnership shall not be dissolved if, within 120 days after the occurrence of such Event of Withdrawal, the Limited Partner agrees in writing to continue the business of the Partnership and to select a successor general partner.

Notwithstanding anything to the contrary contained herein, the Partnership shall not terminate until its affairs have been wound up and its assets distributed as provided herein.

         10.2     Appointment of Liquidating Partner.

                  (a) Upon the dissolution of the Partnership, if the Partnership's business is not continued pursuant to
                           Section 9.1 hereof, the General Partner (provided it then is a general partner of the Partnership) shall act as Liquidating Partner on the terms hereinafter set forth; or if it no longer is a general partner of the Partnership, then the Limited Partner shall select a Person (the "Liquidating Partner") to wind up the affairs of the Partnership and to distribute the Partnership's assets. Another Liquidating Partner shall be selected (in the same manner and for the same purpose) to succeed the Liquidating Partner originally selected or any subsequently selected successor whenever the Liquidating Partner originally selected or any such subsequently selected successor, as the case may be, fails for any reason to carry out such purpose. The Liquidating Partner so selected and acting hereunder from time to time may be any general partner of the Partnership or any other individual, corporate, or general or limited partnership, shall be reasonably compensated for its services hereunder (as and to the extent authorized by the General Partner), and shall proceed diligently to wind up the affairs of the Partnership and distribute its assets in the manner hereinafter provided.

                  (b) No Partner (other than the General Partner or any other general partner of the Partnership) shall be required to accept appointment as Liquidating Partner.

         10.3 Distributions and Other Matters. Promptly upon the dissolution of the Partnership, if the Partnership's business is not continued pursuant to Section 10.1 hereof, the Liquidating Partner (or its legal representatives, heirs, successors or assigns) shall cause the cancellation of the Certificate, and the Liquidating Partner shall liquidate the assets of the Partnership and apply and distribute the proceeds of liquidation in the following order of priority to the extent available:

                  (a) to payment of the debts and liabilities of the Partnership (other than those to Partners) in the order of priority provided by law; provided that the Liquidating Partner shall first pay, to the extent permitted by law, liabilities with respect to which any Partner is or may be personally liable;

                  (b) to payment of the expenses of liquidation of the Partnership in the order of priority provided by law, provided that the Liquidating Partner shall first pay, to the extent permitted by law, expenses with respect to which any Partner is or may be personally liable;

                  (c) to the setting up of such reserves as the Liquidating Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership business, provided that any such reserve shall be held by the Liquidating Partner for the purposes of disbursing such reserves in payment of any of the aforementioned contingencies, and also provided that at the expiration of such period as the Liquidating Partner shall deem advisable (but in no case to exceed sixty (60) months from the date of dissolution unless an extension of time is consented to by the Limited Partner), the remaining balance of any such reserves shall be distributed in the manner hereinafter provided;

                  (d) to the repayment of loans made by Partners to the Partnership, first on account of interest and then on account of principal;

                  (e) to the General Partner and the Limited Partner in accordance with the positive balances of each Partner's capital account [as determined under Treasury Regulation Section 1.704-1(b)(2)(iv), after giving effect to all contributions, distributions and allocations for all periods] (with all of the amounts determined under this Section 10.3 being determined after taking into account all capital account adjustments for the Partnership's taxable year during which the liquidation occurs) and otherwise in accordance with their respective Percentage Interests.

           10.4 Distributions of Property. If any property is distributed in kind to any Partner, such property will be deemed to be sold for its fair market value.

         10.5     Actions of the Liquidating Partner; Statements of Accounts.

                  (a) During the period of liquidation (which will be such reasonable time as may be required for the orderly completion of liquidation and distribution as set forth above), the Liquidating Partner, as trustee for the benefit of all Partners as tenants in common, will take any and all action necessary or appropriate to complete such liquidation and distribution as provided in this Article X, having for such purpose all of the powers enumerated in this Agreement and permitted under the Act necessary or appropriate to accomplish the same.

                  (b) The Liquidating Partner will prepare a final statement of the accounts of the Partnership as of the date of termination, and, as promptly as possible thereafter, a copy thereof will be furnished to each Partner. Such statement will set forth the actual or contemplated application and distribution of the assets of the Partnership. Upon completion of distribution as required hereby, a further statement for the period of liquidation will be so prepared by the Liquidating Partner and furnished to each Partner.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 Headings. The section headings of this Agreement do not form a part of it, but are for convenience only and shall not limit or affect the meaning of the provisions hereof.

         11.2 Waivers and Amendments. No waiver by any Partner of any default hereunder by the other Partner shall operate as a waiver of any other default or of a similar default on a future occasion. No waiver of any term or condition hereof by any Partner shall be effective unless the same shall be in writing and signed by such Partner. No amendments, modifications or changes to this Agreement shall be effective unless reduced to writing and signed by all Partners.

         11.3 Severability. In the event that any provision of this Agreement is declared invalid, unenforceable or void to any extent by a court of competent jurisdiction, such provision shall be modified, if possible, by reducing its duration and scope to allow enforcement of the maximum permissible duration and scope. In any event, such declaration shall not affect the remaining provisions; and this Agreement shall be enforced as modified, or if no modification is enforceable, as if such invalid clause had not been included.

         11.4 Governing Law. This Agreement, the rights and obligations of the parties, and any claims and disputes relating thereto shall be subject to and governed by the Act and the other laws of the State of Delaware, and such laws shall govern all aspects of this Agreement.

           11.5 Successors; Assignability. This Agreement shall be binding upon and inure to the benefit of the Partners and their respective permitted successors and permitted assigns. [This Agreement may not be assigned (in whole or in part) by any Partner without the prior written consent of the other Partner.]

           11.6 Entire Agreement. This Agreement shall supersede all prior agreements, communications, representations and understandings, either oral or written, between the Partners with respect to the subject matter hereof.

           11.7 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the property of the Partnership.

           11.8 Grammar. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa, and words in the masculine gender shall include the feminine and neuter genders and vice versa.

           11.9 Counterparts. This Agreement may be executed in any number of counterparts; and all counterparts so executed shall constitute one agreement, binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

           11.10 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimile communication sent by overnight courier, charges prepaid and addressed to the recipient Partner's address as set forth on the signature page hereof, or to such other address as such Partner may from time to time specify by notice to the other Partner. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date so delivered.






                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first hereinabove set forth.


                       GENERAL PARTNER:

                       STAFF ACQUISITION, INC., a Delaware corporation



                       By:
                         ------------------------------------------------------
                                Name:    Charles S. Craig
                                Title:   Chairman of the Board of Directors

                       Address:
                                -----------------------------------------------
                                -----------------------------------------------
                                -----------------------------------------------

                       Telephone:
                                -----------------------------------------------
                       Telecopy:
                                -----------------------------------------------



                       LIMITED PARTNER:

                       STAFF LEASING, INC., a Florida corporation



                       By:
                                -----------------------------------------------
                                Name:    Richard A. Goldman
                                Title:            President

                       Address:
                                -----------------------------------------------
                                -----------------------------------------------
                                -----------------------------------------------

                       Telephone:
                                -----------------------------------------------
                       Telecopy:
                                -----------------------------------------------

                                   Exhibit A

                   CAPITAL ACCOUNTS AS OF _________ ___, 1997



                                           Percentage
                                          Interest in                  Capital
      Partner                             Partnership                  Account
      -------                             -----------                  -------
Staff Acquisition, Inc.                        1%                   $
(General Partner)                                                    ------------

Staff Leasing, Inc.                           99%                   $
(Limited Partner)                                                    ------------

                                                                    $
                                                                     ------------

         Total                               100%